Exhibit 99.1

AMD News Release

EDITORIAL CONTACT: Drew Prairie (512) 602-4425 drew.prairie@amd.com	INVESTOR CONTACT: Ruth Cotter (408) 749-3887 ruth.cotter@amd.com

AMD Reports Second Quarter Results

SUNNYVALE, Calif. — July 21, 2009 — AMD1 (NYSE:AMD) today reported second quarter 2009 results.

AMD reported revenue for the second quarter of 2009 of $1.184 billion. Second quarter 2009 revenue was flat compared to the first quarter of 2009 and decreased 13 percent compared to the second quarter of 2008.

“The AMD Product Company successfully executed its product and technology roadmaps in the first half of the year, including introducing the Six-Core AMD Opteron™ processor months ahead of schedule. While we increased cash, exceeded our revenue plan and reduced operating expenses in the second quarter, gross margin was disappointing,” said Dirk Meyer, AMD president and CEO. “New platform, microprocessor and graphics introductions planned for the second half of 2009 position us well to improve margins and meet our financial goals for the year.”

In the second quarter of 2009, AMD reported a net loss attributable to AMD common stockholders of $330 million or $0.49 per share, which includes the net favorable impact of $86 million, or $0.13 per share, primarily from the sale of inventory written-down in the fourth fiscal quarter of 2008 as described in the table below2. AMD’s operating loss was $249 million.

In the first quarter of 2009, AMD had revenue of $1.177 billion, a net loss attributable to AMD common stockholders of $416 million and an operating loss of

$298 million. In the second quarter of 2008, AMD had revenue from continuing operations of $1.362 billion, a net loss attributable to AMD common stockholders of $1.195 billion and an operating loss of $569 million.

In the second quarter of 2009, AMD Product Company reported a non-GAAP net loss of $244 million and a non-GAAP operating loss of $205 million. In the first quarter of 2009, AMD Product Company reported a non-GAAP net loss of $189 million and a non-GAAP operating loss of $123 million3.

Second quarter 2009 AMD gross margin was 37 percent, including a positive impact of 8 percentage points due to a $98 million benefit from the sale of inventory written down in the fourth quarter of 2008. First quarter 2009 AMD gross margin was 43 percent, including a positive impact of 5 percentage points due to a $64 million benefit from the sale of inventory written down in the fourth quarter of 2008. Second quarter 2009 AMD Product Company non-GAAP gross margin was 27 percent compared to 35 percent in the prior quarter.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

Considering current macroeconomic conditions, limited visibility and historical seasonal patterns, AMD expects its Product Company revenue to be up slightly for the third quarter of 2009.

Additional Highlights

•

Leading enterprise computing providers, including Dell, HP, IBM and Sun Microsystems announced new servers based on the Six-Core AMD Opteron processor, which is a drop-in replacement for the Quad-Core AMD Opteron processor and delivers up to 34 percent more performance-per-watt in the exact same platform.

•

AMD introduced the first 40nm desktop graphics processor, the first 1 GHz graphics processor and held the first public preview of working silicon and drivers supporting Microsoft’s upcoming DirectX® 11 technology featured in Windows 7.

•	Customer adoption of AMD’s graphics products for the professional market continued, with Dell, HP and Lenovo offering workstations featuring ATI FirePro™ professional graphics accelerators.

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•

HP, Acer, BenQ, and Medion announced solutions powered by the AMD Neo™ and ATI Radeon™ family of low-power technologies, including delivering the industry’s first affordable, full-featured HD computing experiences to the increasingly popular ultrathin notebook and all-in-one desktop markets.

•

AMD refreshed its Dragon platform technology for desktop PCs, including the introduction of the AMD Phenom™ II X4 955 Black Edition processor, the company’s fastest quad-core processor. The stability of AMD Phenom II processors on Dragon technology provides an ideal platform for overclocking, resulting in the industry’s first known CPU to break the 7GHz barrier.

•

Adobe, ArcSoft and Cyberlink began offering optimized versions of their video editing and processing applications that use ATI Stream technology to intelligently combine the computing power of AMD’s CPUs and GPUs to greatly accelerate the time-intensive activity of video encoding.

•

AMD’s vision to bring a leading-edge semiconductor manufacturing facility and thousands of jobs to upstate New York is being fulfilled as GLOBALFOUNDRIES prepares to break ground on the construction of the Fab 2 project in New York. Fab 2 is expected to be the world’s most technologically-advanced semiconductor manufacturing facility, expanding AMD’s access to world-class manufacturing expertise.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its second quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at www.amd.com. The webcast will be available for 10 days after the conference call.

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Reconciliation of GAAP Net Income (Loss) Attributable to AMD Common Stockholders to AMD Product Company Non-GAAP Net Income (Loss) 1,2,3,4

(Millions except per share amounts)	Q2-09		Q1-09		Q2-08
GAAP net income (loss) attributable to AMD common stockholders / EPS	$(330)	$(0.49)	$(416)	$(0.66)	$(1,195)	$(1.97)
Loss from discontinued operations	—	—	—	—	(494)	(0.81)
Income (loss) attributable to AMD stockholders from continuing operations	$(330)	$(0.49)	$(416)	$(0.66)	$(701)	$(1.16)
Gross margin benefit from sales of inventory written down in Q4-08	98	0.15	64	0.10	—	—
Amortization of acquired intangibles	(17)	(0.03)	(18)	(0.03)	(37)	(0.06)
ATI impairment of goodwill and acquired intangible assets	—	—	—	—	(403)	(0.66)
Restructuring charges	(1)	—	(60)	(0.10)	(31)	(0.05)
AMD Product Company formation costs associated with GLOBALFOUNDRIES	—	—	(21)	(0.03)	—	—
Gain on sale of 200 millimeter equipment	—	—	—	—	193	0.32
Investment net charges	—	—	(9)	(0.01)	(36)	(0.06)
Gain on debt buyback	6	0.01	108	0.17	—	—
Gain on sale of Handheld assets	—	—	28	0.04	—	—
Incremental tax provision related to the formation of GLOBALFOUNDRIES	—	—	(114)	(0.18)	—	—
Net favorable (unfavorable) impact subtotal	$86	$0.13	$(22)	$(0.04)	$(314)	$(0.52)
Non-GAAP net income (loss) attributable to AMD common stockholders	$(416)		$(394)		$(387)
Net income (loss) from Foundry segment and intersegment eliminations	(177)	(0.27)	(317)	(0.51)
Incremental tax provision related to the formation of GLOBALFOUNDRIES	—	—	114	0.18
Net (income) loss attributable to noncontrolling interest	25	0.04	6	0.01
Class B preferred accretion	(20)	(0.03)	(8)	(0.01)
AMD Product Company non-GAAP net income (loss)	$(244)		$(189)

Reconciliation of GAAP to AMD Product Company Non-GAAP Operating Income (Loss) 1,2,3,4

(Millions)	Q2-09	Q1-09	Q2-08
GAAP operating income (loss)	$(249)	$(298)	$(569)
Gross margin benefit from sales of inventory written down in Q4-08	98	64	—
Amortization of acquired intangibles	(17)	(18)	(37)
ATI impairment of goodwill and acquired intangible assets	—	—	(403)
Restructuring charges	(1)	(60)	(31)
AMD Product Company formation costs associated with GLOBALFOUNDRIES	—	(21)	—
Gain on sale of 200 millimeter equipment	—	—	193
Non-GAAP operating income (loss)	$(329)	$(263)	$(291)
Operating income (loss) from Foundry segment and intersegment eliminations	(124)	(140)
AMD Product Company non-GAAP operating income (loss)	$(205)	$(123)

Reconciliation of GAAP to AMD Product Company Non-GAAP Gross Margin 1,2,3,4

(Millions, except percentages)	Q2-09	Q1-09	Q2-08
GAAP Gross Margin	$441	$511	$511
GAAP Gross Margin %	37%	43%	38%
Gross margin benefit from sales of inventory written down in Q4-08	98	64	—
Non-GAAP Gross Margin	$343	$447	$511
Non-GAAP Gross Margin %	29%	38%	38%
Gross margin from Foundry segment and intersegment eliminations	20	34
AMD Product Company non-GAAP Gross Margin	$323	$413
AMD Product Company non-GAAP Gross Margin %	27%	35%

Select Segment Information4

(Millions, except percentages)	Q2-09	vs Q1-09	vs Q2-08
Computing Solutions
Revenue	$910	-3%	-17%
Microprocessor Units		flat	down
Microprocessor Average Selling Prices (ASP)		down	down
Graphics
Revenue	$251	13%	1%
Graphic Processor Units		up	up
Graphic Processor Average Selling Prices (ASP)		down	down

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About AMD

Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and technology partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit http://www.amd.com

Cautionary Statement

This release contains forward-looking statements concerning AMD Product Company, its third quarter 2009 revenue, its gross margins and financials for 2009, the planned availability of its future products and technologies and assumptions regarding the future economic environment, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; global business and economic conditions will continue in their current state or worsen resulting in lower than currently expected revenue in the third quarter of 2009 and beyond; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way; the company will be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; and the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its commitment with respect to GLOBALFOUNDRIES’ microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended March 28, 2009.

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AMD, the AMD Arrow logo, AMD Opteron and AMD Neo and combinations thereof, and ATI, the ATI logo, and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

[1]

For financial reporting purposes, AMD consolidates the operating results of GLOBALFOUNDRIES Inc. in its results as of March 2, 2009 and created the Foundry segment as of the start of the fiscal year. References to “AMD” in this announcement include these consolidated operating results which are reported for GAAP purposes. “AMD Product Company” refers to AMD, excluding the operating results of the Foundry segment and Intersegment eliminations. Foundry segment includes the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GLOBALFOUNDRIES from March 2, 2009 through June 27, 2009. Intersegment eliminations consist of revenues, cost of sales and profits on inventory between AMD Product Company and the Foundry segment.

[2]

In this press release, in addition to GAAP financial results, the Company has provided non-GAAP financial measures for AMD net income (loss) attributable to AMD common stockholders, operating income (loss) and gross margin. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. Management believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results by, among other things, excluding items that are not indicative of ongoing operating performance.

[3]

The Company is providing non-GAAP financial measures for AMD Product Company such as a statement of operations and selected balance sheet items as reflected in this press release. In addition, for AMD Product Company, the Company is providing non-GAAP financial measures such as net income (loss), operating income (loss) and gross margin which exclude certain adjustments as reflected in the tables above. AMD is providing these financial measures because it believes it is important for investors to have visibility into AMD’s financial results excluding the Foundry segment, intersegment eliminations and certain adjustments as reflected in the tables in this press release and to better understand the Company’s financial results absent the requirement to consolidate the financial results of GLOBALFOUNDRIES.

[4]	Refer to corresponding tables at the end of this press release for additional AMD and AMD Product Company data.

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ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Six Months Ended
	June 27, 2009	March 28, 2009	June 28, 2008(1)	June 27, 2009	June 28, 2008(1)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$1,184	$1,177	$1,362	$2,361	$2,849

Cost of sales	743	666	851	1,409	1,717

Gross margin	441	511	511	952	1,132

Gross margin %	37%	43%	38%	40%	40%

Research and development	425	444	467	869	945

Marketing, general and administrative	247	287	335	534	672

Amortization of acquired intangible assets	17	18	37	35	77

Impairment of goodwill and acquired intangible assets	—	—	403	—	403

Restructuring charges	1	60	31	61	31

Gain on sale of 200 millimeter equipment	—	—	(193)	—	(193)

Operating income (loss)	(249)	(298)	(569)	(547)	(803)

Interest income	6	3	10	9	25
Interest expense	(108)	(97)	(101)	(205)	(202)
Other income (expense), net	6	94	(34)	100	(35)

Income (loss) before income taxes	(345)	(298)	(694)	(643)	(1,015)

Provision (benefit) for income taxes	(10)	116	—	106	—

Income (loss) from continuing operations	(335)	(414)	(694)	(749)	(1,015)

Income (loss) from discontinued operations, net of tax	—	—	(494)	—	(524)

Net income (loss)	$(335)	$(414)	$(1,188)	$(749)	$(1,539)

Net (income) loss attributable to noncontrolling interest	25	6	(7)	31	(20)

Class B preferred accretion	(20)	(8)	—	(28)	—

Net Income (loss) attributable to AMD common stockholders	$(330)	$(416)	$(1,195)	$(746)	$(1,559)

Net income (loss) attributable to AMD common stockholders per common share

Basic and diluted
Continuing operations	$(0.49)	$(0.66)	$(1.16)	$(1.15)	$(1.71)
Discontinued operations	—	—	(0.81)	—	(0.86)

Basic and diluted net income (loss) attributable to AMD common stockholders per common share	$(0.49)	$(0.66)	$(1.97)	$(1.15)	$(2.57)

Shares used in per share calculation

Basic and diluted	667	626	607	647	606

(1)	Includes retrospective adoption of FASB Staff Position Accounting Principles Board No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1) and FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51 (SFAS 160) in the first quarter of 2009.

ADVANCED MICRO DEVICES, INC.

AMD NON-GAAP AND RECONCILIATIONS TO CONSOLIDATED STATEMENTS OF OPERATIONS(2)

(Millions except per share amounts and percentages)

	Quarter Ended						Six Months Ended
	June 27, 2009			March 28, 2009			June 27, 2009
	AMD Product Company (3)	Foundry segment and intersegment eliminations (4)	AMD	AMD Product Company (3)	Foundry segment and intersegment eliminations (4)	AMD	AMD Product Company (3)	Foundry segment and intersegment eliminations (4)	AMD
Net revenue	$1,184	$—	$1,184	$1,177	$—	$1,177	$2,361	$—	$2,361

Cost of sales	763	(20)	743	700	(34)	666	1,463	(54)	1,409

Gross margin	421	20	441	477	34	511	898	54	952

Gross margin %	36%		37%	41%		43%	38%		40%

Research and development	306	119	425	305	139	444	611	258	869

Marketing, general and administrative	222	25	247	252	35	287	474	60	534

Amortization of acquired intangible assets	17	—	17	18	—	18	35	—	35

Restructuring charges	1	—	1	60	—	60	61	—	61

Operating income (loss)	(125)	(124)	(249)	(158)	(140)	(298)	(283)	(264)	(547)

Interest income	3	3	6	6	(3)	3	9	—	9
Interest expense	(71)	(37)	(108)	(74)	(23)	(97)	(145)	(60)	(205)
Other income (expense), net	16	(10)	6	128	(34)	94	144	(44)	100

Income (loss) before income taxes	(177)	(168)	(345)	(98)	(200)	(298)	(275)	(368)	(643)

Provision (benefit) for income taxes	(19)	9	(10)	(1)	117	116	(20)	126	106

Net income (loss)	$(158)	$(177)	$(335)	$(97)	$(317)	$(414)	$(255)	$(494)	$(749)

Net (income) loss attributable to noncontrolling interest			25			6			31

Class B preferred accretion			(20)			(8)			(28)

Net income (loss) attributable to AMD common stockholders			$(330)			$(416)			$(746)

(2)	The Company believes this non-GAAP presentation makes it easier for investors to understand what AMD financial results would be if it were not required to consolidate the operations of GLOBALFOUNDRIES.
(3)	Consists of the results of the Computing Solutions and Graphics segments and the All other category.
(4)	See footnotes 3 and 5 in Selected Corporate Data

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	June 27, 2009	Dec. 27, 2008(5)
	(Unaudited)
Assets

Current assets:
Cash, cash equivalents and marketable securities	$2,514	$1,096
Accounts receivable, net	366	320
Inventories	493	656
Prepaid expenses and other current assets	302	279
Deferred income taxes	38	28

Total current assets	3,713	2,379

Property, plant and equipment, net	4,042	4,296
Goodwill	323	323
Acquisition related intangible assets, net	133	168
Other assets	472	506

Total Assets	$8,683	$7,672

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$571	$631
Accrued compensation and benefits	162	162
Accrued liabilities	642	785
Deferred income on shipments to distributors	87	50
Current portion of long-term debt and capital lease obligations	289	286
Other short-term obligations	89	86
Other current liabilities	182	226

Total current liabilities	2,022	2,226

Deferred income taxes	221	91
Long-term debt and capital lease obligations, less current portion	5,243	4,490
Other long-term liabilities	577	569
Noncontrolling interest	1,085	169

Stockholders’ equity (deficit):
Capital stock:
Common stock, par value	7	6
Capital in excess of par value	6,398	6,264
Retained earnings (deficit)	(6,997)	(6,251)
Accumulated other comprehensive income	127	108

Total stockholders’ equity (deficit)	(465)	127

Total Liabilities and Stockholders’ Equity (Deficit)	$8,683	$7,672

(5)	Amounts for the year ended December 27, 2008 were derived from the December 27, 2008 audited financial statements, including retrospective adoption of FSP APB 14-1 and SFAS 160 implemented in the first quarter of 2009.

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Unaudited)

(Millions except headcount and percentages)

	Quarter Ended			Six Months Ended
Segment and Category Information from Continuing Operations	June 27, 2009	March 28, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Computing Solutions (1)
Net revenue	$910	$938	$1,101	$1,848	$2,295
Operating income (loss)	$(72)	$(35)	$(9)	$(107)	$(173)

Graphics (2)
Net revenue	251	222	248	473	510
Operating income (loss)	(12)	1	(38)	(11)	(25)

Foundry (3)
Net revenue	253	283		536
Operating income (loss)	(101)	(132)		(233)

All Other (4)
Net revenue	23	17	13	40	44
Operating income (loss)	(41)	(124)	(522)	(165)	(605)

Intersegment eliminations (5)
Net revenue	(253)	(283)		(536)
Operating income (loss)	(23)	(8)		(31)
Total from Continuing Operations
Net revenue	$1,184	$1,177	$1,362	$2,361	$2,849
Operating income (loss)	$(249)	$(298)	$(569)	$(547)	$(803)

Revenue Reconciliation
Revenue from continuing operations	$1,184	$1,177	$1,362	$2,361	$2,849
Revenue from discontinued operations	—	—	24	—	42

Total revenue	$1,184	$1,177	$1,386	$2,361	$2,891

Other Data
AMD Product Company (excludes Foundry segment and intersegment eliminations)
Depreciation and amortization (excluding amortization of acquired intangible assets)	$103	$105		$208
Capital additions	$15	$17		$32
Adjusted EBITDA (6)	$14	$99		$113
Cash, cash equivalents and marketable securities (7)	$1,637	$1,599		$1,637
Total assets (7)	$4,405	$4,536		$4,405
Long-term debt (7)	$3,703	$3,711		$3,703
Headcount	10,366	10,511		10,366

AMD
Depreciation and amortization (excluding amortization of acquired intangible assets)	$265	$262	$265	$527	$531
Capital additions	$112	$84	$104	$196	$426
Adjusted EBITDA (6)	$50	$77	$105	$127	$178
Headcount	13,281	13,408	15,653	13,281	15,653

See footnotes on the next page

(1)	Computing Solutions segment includes microprocessors, chipsets and embedded processors.
(2)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations, servers and also includes royalties received in connection with the sale of game console systems that incorporate the Company’s graphics technology.
(3)	Foundry segment includes the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GLOBALFOUNDRIES from March 2, 2009 onward. Prior periods have not been recast.
(4)	All Other category includes non-Foundry segment employee stock-based compensation expense and certain operating expenses and credits that are not allocated to the operating segments. Also included in this category are charges for the impairment of goodwill and acquired intangible assets for prior periods, amortization of acquired intangible assets, restructuring and AMD Product Company formation costs associated with GLOBALFOUNDRIES. Details of these significant items are shown below. The All Other category also includes the results of our Handheld business unit.

Employee stock-based compensation expense, ATI acquisition-related charges, restructuring charges and AMD Product Company formation costs associated with GLOBALFOUNDRIES:

	Quarter Ended			Six Months Ended
	Q209	Q109	Q208	Q209	Q208
Employee stock-based compensation expense	$18	$17	$18	$35	$38
Impairment of goodwill and acquired intangible assets	—	—	403	—	403
Amortization of acquired intangible assets	17	18	37	35	77
Restructuring charges	1	60	31	61	31
AMD Product Company formation costs associated with GLOBALFOUNDRIES	—	21	—	21	—

	$36	$116	$489	$152	$549

(5)	Represents intersegment eliminations in revenue and in cost of sales and profits on inventory between AMD Product Company and the Foundry segment. For the quarters ended June 27, 2009, March 28, 2009 and six months ended June 27, 2009, intersegment eliminations of revenue was $253 million, $283 million and $536 million, respectively. For the quarters ended June 27, 2009, March 28, 2009 and six months ended June 27, 2009, intersegment eliminations of cost of sales and profits on inventory was $230 million, $275 million and $505 million, respectively.

(6)	AMD reconciliation of net income (loss) attributable to AMD common stockholders to AMD Product Company (excluding Foundry segment and intersegment eliminations) Adjusted EBITDA*

	Quarter Ended		Six Months Ended Q209
	Q209	Q109
Net income (loss) attributable to AMD common stockholders	$(330)	$(416)	$(746)
Net income (loss) attributable to noncontrolling interest	(25)	(6)	(31)
Class B preferred accretion	20	8	28
Foundry segment and intersegment eliminations net loss	177	317	494
AMD Product Company net income (loss)	$(158)	$(97)	$(255)
Depreciation and amortization	103	105	208
Amortization of acquired intangible assets	17	18	35
Interest expense	71	74	145
Provision (benefit) for income taxes	(19)	(1)	(20)

Adjusted EBITDA	$14	$99	$113

AMD reconciliation of net income (loss) attributable to AMD common stockholders to Adjusted EBITDA*

	Quarter Ended			Six Months Ended
	Q209	Q109	Q208	Q209	Q208
Net income (loss) attributable to AMD common stockholders	$(330)	$(416)	$(1,195)	$(746)	$(1,559)
Impairment of goodwill and acquired intangible assets	—	—	403	—	403
Depreciation and amortization	265	262	265	527	531
Amortization of acquired intangible assets	17	18	37	35	77
Interest expense	108	97	101	205	202
Provision (benefit) for income taxes	(10)	116	—	106	—
Income (loss) from discontinued operations, net of tax	—	—	494	—	524

Adjusted EBITDA	$50	$77	$105	$127	$178

(7)	Reconciliation of select balance sheet items

	Q209			Q109
	Cash, cash equivalents and marketable securities	Total Assets	Long-term debt**	Cash, cash equivalents and marketable securities	Total Assets	Long-term debt**
AMD Product Company	$1,637	$4,405	$3,703	$1,599	$4,536	$3,711
Foundry segment and intersegment eliminations	877	4,278	1,829	1,120	4,516	1,852

AMD	$2,514	$8,683	$5,532	$2,719	$9,052	$5,563

*	The Company defines Adjusted EBITDA as net income (loss) attributable to AMD common stockholders adjusted for impairment of goodwill and acquired intangible assets, depreciation and amortization, amortization of acquired intangible assets, interest expense, taxes and discontinued operations. AMD Product Company’s adjusted EBITDA is also adjusted for the Foundry segment and intersegment eliminations net income (loss), net income (loss) attributable to noncontrolling interest and class B preferred accretion. The Company calculates and communicates Adjusted EBITDA because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.
**	Long-term debt also includes the current portion of long-term debt and capital lease obligations.